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                   AMENDMENT NO. 1 TO FINANCIAL ADVISORY AGREEMENT

    This Amendment No. 1 to Financial Advisory Agreement is made and entered into this 18th day of August, 1997 by and between U S Liquids Inc., a Delaware corporation (the "Company"), and Sanders Morris Mundy Inc. (the "Advisor").

    WHEREAS, the parties hereto are parties to that certain Financial Advisory Agreement, dated as of May 15, 1997 (the "Financial Advisory Agreement"); and

    WHEREAS, the parties hereto desire to amend the Financial Advisory
Agreement.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Financial Advisory Agreement.

    2. Section 2.1 of the Financial Advisory Agreement is hereby amended to read in its entirety as follows:

         "2.1 In consideration of this Agreement, the Company shall issue to the Advisor an assignable warrant representing the right of the holder to purchase 37,500 (post-reverse split) shares of the common stock of the Company an exercise price equal to the price at which shares are offered to the public in the Company's initial public offering (the "Advisor's Warrant"). Such Advisor's warrant shall have a term of five years, shall be fully vested to the Advisor at the date of issuance, shall provide for customary weighted average anti-dilution adjustments to the exercise price and number of shares issuable under the warrant, and shall include such other terms as are agreed to by the parties hereto. In addition, the Company shall grant to the Advisor piggyback registration rights (not including the registration of the initial public offering) with respect to the common stock issuable upon exercise of the Advisor's Warrant."

    3. Except as specifically provided herein and in that certain letter agreement between the parties dated July 10, 1997, the terms and provisions of the Financial Advisory Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be

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governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflicts of law.

                                                 U S Liquids Inc.

                                            By: /s/ W. Gregory Orr
                                                ------------------------
                                                W. Gregory Orr, President

                                                SANDERS MORRIS MUNDY INC.


                                            By: /s/ Bruce R. McMaken
                                                ------------------------
                                                Bruce R. McMaken, Vice President